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                                 SERVICE AGREEMENT



     Service Agreement, dated as of November 1, 1994, between United Wisconsin Services, Inc., a Wisconsin corporation ("UWS"), and Health Professionals, Inc., a Wisconsin nonstock corporation ("HPI").

                                      RECITALS

     Blue Cross & Blue Shield United of Wisconsin ("Blue Cross"), UWS, University Health Care, Inc. ("UHC"), U-Care HMO, Inc. ("U-Care") and HPI have formed a joint venture (the "UHC Joint Venture") pursuant to an amended and restated joint venture agreement, dated as of October 31, 1994 (the "UHC Joint Venture Agreement"). Blue Cross, UWS, UWS Acquisition Corporation, HMO-W, Incorporated and HMO of Wisconsin Insurance Corporation ("HMOW") have formed a joint venture (the "HMOW Joint Venture") pursuant to an agreement of merger and joint venture, dated as of October 11, 1994 (the "HMOW Joint Venture Agreement" and, together with the UHC Joint Venture Agreement, the "Joint Venture Agreements"). The parties to the Joint Venture Agreements have agreed to coordinate the efforts of the UHC Joint Venture and the HMOW Joint Venture in a single joint venture (the "Joint Venture").

     HPI has organized Health Professionals of Wisconsin, Inc. ("HPW") and, concurrently with the execution of this Agreement, is transferring to HPW substantially all of HPI's tangible assets in exchange for 13,500 shares of HPW common stock, and HPW is selling

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1,500 shares of preferred stock to Blue Cross for $1,500,000 in cash.

     HPW and Blue Cross are entering into a Revolving Credit Agreement, dated as of November 1, 1994, under which HPW may borrow up to $15,000,000 to expand and operate HPI's existing provider network.

     UWS desires to engage HPI to provide regular services that will further the Joint Venture's business by acquiring physician practices and expanding and managing the regional provider network, which will offer the Joint Venture's managed care products.

     Accordingly, UWS and HPI agree as follows:

     A. SERVICES. During the term of the UHC Joint Venture, HPI shall perform the following services:

          (a) cooperate with UWS and HMOW to develop an acquisition strategy and establish criteria to analyze providers for possible acquisition;

          (b) identify, investigate and, through HPW, acquire physician practices in the Applicable Geographical Area (as defined in Section 2(c)(i)); and

          (c) as requested, advise the parties to the Joint Venture and its governing board (the "Governing Board") on matters relating to the offering of managed care products through regional provider networks.

     2.   PAYMENT FOR SERVICES.

          (a) During the term of this Agreement, UWS shall make or cause to be made payments to HPI (the "Service Payments"), in


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consideration for the services referred to in Section 1, calculated as follows:

               (i) so long as the UHC Joint Venture and the HMOW Joint Venture remain in effect, 10% of the aggregate income (loss) before income taxes for the applicable period of all insured preferred provider organization ("PPO"), health maintenance organization ("HMO") and point of service ("POS") plans offered by the Joint Venture in the Applicable Geographical Area, which means (A) for PPO plans, (1) net earned premium minus (2) the sum of incurred claims and administrative expenses plus (3) net investment income earned and (B) for HMO and POS plans, the amount determined in accordance with generally accepted accounting principles; and

               (ii) if the HMOW Joint Venture or the Service Period (as defined in the Service Agreement, dated as of November 1, 1994 (the "LLC Service Agreement"), between UWS and Community Health Systems, L.L.C. (the "LLC")) terminates for any reason, 25% of the sum of:

     (A) (1)   the aggregate income (loss) before income taxes for the
applicable period of all HMO and POS plans offered by the UHC Joint Venture in the Applicable Geographical Area, determined in accordance with the accounting principles applied to prepare the financial statements of U-Care for the year ended December 31, 1993, minus (2) an amount equal to U-Care's net profits for 1993 (or, in the case of the first distribution, an amount equal to the sum of U-Care's net profits for 1993 and the fourth quarter of 1992), and


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     (B)  the aggregate income (loss) before income taxes for the applicable period of all PPO plans offered by the UHC Joint Venture in the Applicable Geographical Area (calculated as provided above).

          (b) Service Payments shall be calculated for each calendar year or portion thereof, commencing October 1, 1994, and ending on the date this Agreement terminates in accordance with Section 3, by an independent accounting firm of recognized standing selected by the Governing Board. Such accounting firm shall make the calculation with respect to each year not later than March 31 of the next succeeding year and shall promptly notify the Governing Board, Blue Cross, UWS, HPI, UHC and, unless the HMOW Joint Venture has terminated, HMOW in writing of such calculation and shall set forth in reasonable detail the basis therefor. Promptly following receipt of such notice, payment shall be made to HPI by check mailed to its address specified in Section 11. Any disputes between UWS and HPI regarding the calculation of Service Payments shall be resolved in accordance with Section 4. The first calculation of Service Payments shall be made for the period commencing October 1, 1994 and ending December 31, 1995.

          (c)  For purposes of calculating Service Payments:

               (i) "Applicable Geographical Area" means (A) so long as the UHC Joint Venture and the HMOW Joint Venture remain in effect, the following Wisconsin counties: Adams, Columbia, Crawford, Dane, Dodge, Fond du Lac, Grant, Green, Green Lake, Iowa, Juneau, Lafayette, Marquette, Monroe,


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     Richland, Sauk, Vernon, Waushara and Winnebago and (ii) if the HMOW Joint
     Venture terminates for any reason, the following Wisconsin counties:
     Columbia, Dane, Dodge, Grant, Iowa, Juneau, Lafayette, Marquette, Richland and Sauk;

               (ii) income does not include investment income attributable to funds of UWS not withdrawn from the Joint Venture or attributable to additional capital contributions from UWS or one of its affiliates to HMOW;

               (iii) the administrative expenses of each plan offered shall not exceed the actual costs incurred by the underwriter(s) of such plan;

               (iv) the amount of an aggregate loss for the applicable period shall carry over and reduce income from the plans offered by the Joint Venture in the successive applicable period(s) to the extent of such loss;

               (v) no expense, loss or liability attributable to the approximate $4.4 million debt assumed and outstanding by U-Care to University of Wisconsin Hospital and Clinics referred to in Section 13.4 of the UHC Joint Venture Agreement shall be taken into account;

               (vi)    income (loss) shall be computed without regard to
     (A) administrative service payments by UWS affiliates to UWS pursuant to any administrative service agreement between UWS and its affiliates in connection with the payments to (1) LLC under the LLC Services Agreement,
     (2) HPI under this Agreement or (3) U-Care under the License Agreement, dated as of November 1, 1994, between UWS and U-


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     Care, (B) any payment to LLC under the LLC Services Agreement, (C) any payment to HPI under this Agreement or (D) any payment to U-Care under the License Agreement, dated as of November 1, 1994, between UWS and U-Care; and

               (vii) If the HMOW Joint Venture terminates other than on December 31 of any year, the Service Payment for that year shall be calculated in accordance with Section 2(a)(i) for the period prior to termination and in accordance with Section 2(a)(ii) for the period after termination.

          (d) UWS and HPI expect that the amount of services performed by HPI under this Agreement will vary from year to year and, in any year, may be more or less than they anticipated as of the date of this Agreement. Accordingly, UWS shall pay HPI the amount calculated under Section 2, without increase or decrease for the services performed in any given year.

     3.   TERMINATION AND FINAL ACCOUNTING.

          (a) This Agreement will terminate automatically if the UHC Joint Venture terminates for any reason, including, without limitation, UHC's exercise of its option to reacquire the U-Care business pursuant to Article 8 of the UHC Joint Venture Agreement. If this Agreement terminates, a payment shall be calculated for the period commencing October 1, 1994 and ending on the date of termination (the "Total Service Payment") in accordance with the method for calculating Service Payments under Section 2(a), subject to Section 2(c). To the extent the Total Service Payment exceeds the aggregate Service Payments previously received by HPI, the excess shall be paid to HPI within 60 days of the date of


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termination.  To the extent the aggregate Service Payments previously received by or owed to HPI exceeds the Total Service Payment, HPI shall pay to UWS such excess less the amount of any Service Payment owed to HPI (which shall be canceled) within 60 days of the date of termination, but not in an amount greater than the aggregate Service Payments received by HPI hereunder.

     4. ARBITRATION. If UWS and HPI cannot resolve a dispute arising from this Agreement, the dispute will be submitted to arbitration in accordance with this Section 4.

          (a) Each side shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either side refuses or neglects to appoint an arbitrator within 30 days of receipt of a written notice of demand for arbitration, the other side may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within 30 days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or former officers of insurance or reinsurance companies, managed care organizations, or Lloyd's of London Underwriters; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

          (b) The arbitration hearings shall be held in Madison, Wisconsin, or such other place as may be mutually agreed. Each side shall submit its case to the arbitrators within 30 days of


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the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both sides. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either side may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

          (c) Each side shall pay (i) the fees and expenses of its own arbitrator, (ii) one-half of the fees and expenses of the third arbitrator and
(iii) one-half of the other expenses that the parties jointly incur directly related to the arbitration proceeding. Other than as set forth above, each party shall bear its own costs in connection with any such arbitration, including, without limitation, (i) all legal, accounting and other professional fees and expenses and (ii) all other costs and expenses each party incurs to prepare for such arbitration.

          (d) Except as provided above, arbitration shall be based, insofar as applicable, upon the Commercial Arbitration Rules of the American Arbitration Association.

     5. REPRESENTATIONS AND WARRANTIES. Each of UWS and HPI represents to the other that (a) it has the corporate power and authority to enter into, execute and deliver this Agreement and to


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consummate the transactions contemplated hereby, and (b) the execution and deliver of this Agreement and the consummation of such transactions (i) have been duly authorized by all necessary corporate action and (ii) will not conflict with, or result in a violation of, any contract, commitment, agreement or arrangement to which it is a party.

     6. AMENDMENTS. This Agreement may be amended only by a written agreement signed by UWS and HPI.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and bind UWS and HPI and their respective successors and assigns. Neither this Agreement nor any right hereunder may be assigned by either party without the prior written consent of the other.

     8. CONFIDENTIAL INFORMATION. UWS and HPI acknowledge that all information of either of them that has or will come into the possession of the other in connection with this Agreement is non-public, confidential or proprietary in nature. UWS and HPI agree to hold such information in strictest confidence, not to make use thereof other than for the performance of this Agreement, and not to release or disclose it to any third party other than for the performance of this Agreement or as required by law. In the event that USW or HPI (the "Disclosing Party") is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any such information of a third party, the Disclosing Party shall promptly notify the other party to this Agreement of such request to enable such other party to seek an appropriate protective order. The Disclosing Party shall cooperate with the


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other party in connection with such matter.

     9. INDEPENDENT CONTRACTOR. HPI shall at all times be an independent contractor. HPI shall have no authority to bind UWS, Blue Cross or HMOW to any agreement, except to the extent such authority is expressly conferred upon it by UWS in writing (exclusive of this Agreement) and HPI will not take any actions inconsistent with the provisions of this Section 9.

     10. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and
(d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     11. WAIVER. A waiver by a party of any breach by the other party of any provision of this Agreement shall not be deemed to be a waiver by such first party of any subsequent breach.

     12. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin (without giving effect to principles of conflicts of laws)


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applicable to a contract executed and to be performed in such state.

     13. HEADINGS, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matters to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words using the singular or plural number also include the plural or singular number, respectively, and (b) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement.

     14. NOTICES. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile, or if delivered by courier, as follows:

     To UWS

          United Wisconsin Services, Inc.
          401 West Michigan Street
          Milwaukee, Wisconsin 53203
          Facsimile:  414-226-6229
          Attention:  President

     To HPI

          Health Professionals, Inc.
          440 Science Drive
          Madison, Wisconsin  53711
          Facsimile:  608-238-4363
          Attention:  Peter Pruessing

All notices and other communications required or permitted under this Agreement that are addressed as provided in this paragraph will, whether sent by mail, facsimile or courier, be deemed given upon the first business day after actual delivery to the party to


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whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation). Either party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.


                                        UNITED WISCONSIN SERVICES, INC.



                                        By:
                                           ----------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------


                                        HEALTH PROFESSIONALS, INC.




                                        By:
                                           ----------------------------
                                        Name:
                                             --------------------------
                                        Title:
                                              -------------------------